RYDER SYSTEM, INC.
                            1980 STOCK INCENTIVE PLAN

                          APPENDIX 2; UNAPPROVED SCHEME

                       (applicable to the United Kingdom)

1.     APPLICATION OF APPENDIX

       This Appendix 2 shall apply to a Stock Option granted by the Committee which the Committee designates is to be an option granted under the Unapproved Scheme. In the event of such a Stock Option being granted and so designated, the provisions of the Plan shall apply as amended by this Appendix 2. In the event of any conflict between this Appendix 2 and the provisions of the Plan, this Appendix shall prevail.

2.     ADMINISTRATION AND TERMS OF STOCK OPTIONS

       Section 7(c) of the Plan shall apply as if the reference to ten years was a reference to seven years.

3.     MISCELLANEOUS PROVISIONS

       Section 14(a) of the Plan shall apply with the addition of the word "materially" after the word "breached" in the first sentence, and the deletion of the third sentence which begins with the words "The Committee may waive..."

       Section 14(d) of the Plan shall not apply. Certificates for Shares shall be issued within 30 days of the date of exercise of a Stock Option.